UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2972 Stender Way

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 907-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Omnibus Agreement

On April 29, 2010, DayStar Technologies, Inc. (the “Company”) entered into a letter agreement (the “Omnibus Agreement”) with Dynamic Worldwide Solar Energy, LLC (“Dynamic”) providing for a series of transactions involving the Company and Dynamic.

Pursuant to the Omnibus Agreement, Dynamic offered the Company a bridge loan (the “Loan”) of up to $3,000,000 in principal amount, payable in installments according to the terms and conditions set forth in the Agreement. The first installment of the Loan totaling $650,000 was paid concurrent with the execution and delivery of the Omnibus Agreement and related agreements as described below. The Company may request further installments on the Loan from time to time during the 90-day period following the extension of the first installment, provided that Dynamic has the right in its sole discretion to decline to fund all or any part of the remaining Loan amount. In connection with each future installment, if any, the Company will deliver a secured convertible promissory note at a conversion ratio of one share per $0.30 in principal amount of such note and a warrant to purchase the same number of shares of the Company’s Common Stock as would be received upon conversion of such note. The maximum number of shares of Company Common Stock that may be issued on conversion of notes issued in connection with the Loan is 10,000,000 shares. The maximum number of shares of Company Common Stock that may be issued upon exercise of the warrants issued in connection with the Loan is 10,000,000 shares.

In addition to the Loan, the Omnibus Agreement provided for the execution and delivery of a commitment letter from Bighorn Capital, Inc., an affiliate of Dynamic, to the Company, as described below, to obtain an equipment loan. If the commitment is consummated, the proceeds from the equipment loan will be used to repay the Loan and other outstanding obligations of the Company pursuant to an Intercreditor Agreement among Dynamic and other lenders to the Company, the form of which is filed herewith as Exhibit 10.8 and is incorporated by reference into this Item 1.01. In addition, if the transactions contemplated by the commitment letter are fulfilled, then the Company is required to pay an additional fee to Dynamic of $1,500,000 and issue a warrant to purchase up to 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share, provided that the number of shares issuable upon exercise of the warrant shall not, when combined with all shares previously issued to Dynamic or issuable upon conversion of notes and warrants issued under the Loan, exceed 19.99% of the Company’s total issued and outstanding shares of Common Stock. If the commitment is not consummated due to circumstances within the control of the Company, the Company is required to issue a warrant on the same terms as would have been issued had the equipment loan under the commitment been consummated.

In addition to the Loan and Commitment, Dynamic has offered to assign to the Company within the 90-day period following the first installment of the Loan, Dynamic’s rights in and to a contract to construct and install, and otherwise develop and commence operation of, a solar energy generation plant, and any interest of Dynamic in such plant. In consideration for such assignment, the Company would assume all liabilities associated with such rights and interests and, subject to stockholder approval, would issue shares of Common Stock so that Dynamic or its designee would beneficially own 52% of the Company’s outstanding Common Stock. The Company has agreed to accept the assignment provided that the representations of Dynamic regarding the project are not incorrect in any material respect, including that the valuation of the rights and interests to be assigned shall not be less than $10,000,000. If the valuation is less than (or more than) $18,000,000, the number of shares of Company Common Stock to be issued will be appropriately adjusted downward (or upward). The Company has agreed that, should the issuance of shares to

Dynamic be submitted for stockholder approval, the Company will also, at Dynamic’s request, propose a slate of directors identified by Dynamic. If upon issuance of such shares to Dynamic, the proposed slate of directors has not been elected and Dynamic’s interest is equal to 52% of the Company’s Common Stock, the then-incumbent directors will at the request of Dynamic tender their resignations and otherwise cooperate in appointing Dynamic’s designees.

If, during the 90-day period following the first installment of the Loan, the Commitment is fulfilled or the equipment loan contemplated thereby has been consummated, and Dynamic is ready and able to assign the Company its rights and interests in the solar energy generation plant described above, but the Company is unable to complete the transactions because it has entered into (or agreed to enter into) a transaction with a third party, then the Company must pay a “breakup fee” to Dynamic of $3,000,000 plus out-of-pocket expenses incurred in connection with the transactions contemplated by the Omnibus Agreement. If the Company shall receive an offer from a third party to enter into a transaction which, if agreed to or consummated, would entitle Dynamic to such “breakup fee,” then Dynamic shall be given written notice of such offer and a right of first refusal to match such offer, with Dynamic being credited with the amount of its potential “breakup fee” in the Company’s determination of the value of any Dynamic counteroffer.

The foregoing description of the Omnibus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Commitment Letter

On April 29, 2010, Bighorn Capital, Inc. provided a commitment letter (the “Commitment”) to the Company that Bighorn would use its best efforts to arrange or fund an equipment financing for the Company. The equipment loan would be equal to the lesser of (i) 80% of the purchase price of certain equipment currently on order by the Company or already purchased and delivered to the Company or $35,200,000, or (ii) 80% of the value of such equipment, provided that the loan amount shall not be less than $21,000,000. If Bighorn provides the equipment loan, the Company will issue a warrant under the terms of the Omnibus Agreement, as described above. In connection with the Commitment, the Company paid fees totaling $35,000 to Bighorn from the proceeds of the first installment of the Loan and agreed to deal exclusively with Bighorn for a period of 90 days from the payment of the first installment of the Loan. There is no guarantee that Bighorn will be able to arrange for the equipment loan or that the terms of such loan will be acceptable to the Company.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter which is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Purchase Agreement, First Secured Convertible Promissory Note and First Warrant

In connection with the extension of the first installment of the bridge loan contemplated by the Omnibus Agreement, the Company and Dynamic entered into a Purchase Agreement (the “Purchase Agreement”) dated as of April 29, 2010. In consideration for the first installment of the Loan, the Company issued the First Secured Convertible Promissory Note in the principal amount of $650,000 in favor of Dynamic (the “Note”). The Note accrues interest at a rate of 10% per annum unless there is a default, and is due and payable on October 26, 2010, if not earlier converted. The Note is convertible into 2,166,667 shares of the Company’s common stock based on a $0.30 conversion price, provided that the Note may not be converted if the number of shares issued upon conversion would result in the holder of the Note owning more than 19.99% of the Company’s Company Stock without first obtaining stockholder approval, if required. In the event of a default, the amounts due under the Note will accelerate and become due and payable. Upon a default, the Company shall pay a penalty of 6% of the then outstanding principal and accrued interests under the Note, and the penalty plus any outstanding principal amount and accrued interest due under the Note will bear interest at the rate of 16% per annum (or such lower rate as permitted by law). Events of default include the Company’s breach of any agreements between the Company and Dynamic or the Company’s default under other loan documents of the Company. Any other installments that may be made under the Loan will be evidenced by a secured promissory note in substantially the same form as the Note.

Also in consideration of the first installment of the Loan, the Company issued a warrant to purchase up to 2,166,667 shares of the Company’s common stock (subject to adjustment for certain dilutive transactions) with a term of seven years (the “Warrant”). The exercise price of the Warrant is $0.70 per share, subject to adjustment, and is immediately exercisable. The warrant expires on April 28, 2017. If any other installments are made under the Loan, the Company will issue a warrant in substantially the same form as the Warrant.

The foregoing description of the Purchase Agreement, Note and Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Note and Warrant which are filed herewith as Exhibits 10.3, 10.4 and 10.7, respectively, and are incorporated by reference into this Item 1.01.

Security Agreement

In connection with the transactions contemplated by the Omnibus Agreement and pursuant to the Purchase Agreement, the Company and Dynamic entered into a Security Agreement effective as of April 29, 2010, (the “Security Agreement”). As security for the Note, the Security Agreement grants Dynamic a security interest in the Company’s contracts, intellectual property, all of the Company’s other assets, and certain assets as reflected in an exhibit to the Security Agreement.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement which is filed herewith as Exhibit 10.5 and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

In connection with the transactions contemplated by the Omnibus Agreement and pursuant to the Purchase Agreement, the Company and Dynamic entered into a Registration Rights Agreement dated as of April 29, 2010 (the “Registration Rights Agreement”) pursuant to which the Company granted to Dynamic registration rights with respect to the shares of the Company’s common stock that may be issued upon conversion of all notes issued under the Loan, including the Note, and upon exercise of all warrants issued in connection with the Loan, including the Warrant. If the Company fails to meet its obligations under the agreement, Dynamic is entitled to liquidated damages in a monthly amount equal to 1% of the original principal amount owed under the Loan, provided that the Company shall not pay damages in excess of 10% of the principal amount owed under the Loan.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is filed herewith as Exhibit 10.6 and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and issuance of the Note and the Warrant. The issuance of the Note and the Warrant was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In this regard, the securities were issued to a purchaser that made representations to us that (1) the securities were being acquired by the recipient for investment only and not with view to or for sale in connection with any distribution of the securities, (2) the purchaser had such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investment in the securities, and (3) the purchaser is an “accredited investor” within the meaning of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Omnibus Agreement, effective as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.2	Commitment Letter, effective as of April 29, 2010, between DayStar Technologies, Inc. and Bighorn Capital, Inc.

10.3	Purchase Agreement, dated April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.4	Secured Convertible Promissory Note, effective as of April 29, 2010, issued by DayStar Technologies, Inc. in favor of Dynamic Worldwide Solar Energy, LLC

10.5	Security Agreement, effective as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.6	Registration Rights Agreement, dated as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.7	Warrant to Purchase 2,166,667 Shares of Common Stock dated April 29, 2010 issued to Dynamic Worldwide Solar Energy, LLC

10.8	Form of Amended Intercreditor Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLGIES, INC.

Date:	May 5, 2010	By:	/s/ Magnus Ryde
Magnus Ryde
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Omnibus Agreement, effective as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.2	Commitment Letter, effective as of April 29, 2010, between DayStar Technologies, Inc. and Bighorn Capital, Inc.

10.3	Purchase Agreement, dated April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.4	First Secured Convertible Promissory Note, effective as of April 29, 2010, issued by DayStar Technologies, Inc. in favor of Dynamic Worldwide Solar Energy, LLC

10.5	Security Agreement, effective as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.6	Registration Rights Agreement, dated as of April 29, 2010, between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.7	Warrant to Purchase 2,166,667 Shares of Common Stock dated April 29, 2010 issued to Dynamic Worldwide Solar Energy, LLC

10.8	Form of Amended Intercreditor Agreement

99.1	Press Release